EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated November 9, 2010 relating to the financial statements of Prana Biotechnology Limited (the “Company”), which appears in the Company’s Annual Report on Form 20-F for the year ended June 30, 2010.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers PricewaterhouseCoopers Melbourne, Victoria, Australia May 17, 2011